Exhibit 3.2

Business Number E49464402025 - 8 Filed in the Office of Filing Number 20255010214 Secretary of State State Of Nevada Filed On 6/30/2025 10:00:00 AM Number of Pages 8

08 : 4 3 : 50 a . m . 06 - 27 - 2 0 25 s I From : Alyssa Lozano Fax: +17023873827 To : NV sos New Fax Fax : +17756847141 Page : 5 of 11 0612712025 8 : 44 AM Docurnent Id : fa4e5b07 - e8Jb..4f54 - aff7 - c63e2c1c7c4f FRANCISCO V . AGUILAR Secretary of State 401 North Carson Street Carson City , Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C 6 ( · Profit Corporation: Certificate of Amendment ( PuRsuAN T To NRs 78 . 380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuA NT ro NRs 78.403) Officer's Statement PuRsuANT To NRs 80 . 030 Date : Time : ,_ ..... (must not be later than 90 days after the certificate is filed) . Effective Date and ime: (Optional) Changes to takes the following effect ; - --- - The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended . X The authorized shares have been amended . The directors, managers or general partners have been amended. IRS tax language has been added . I X Articles have been added. Articles have been deleted. Other . The articles have been amended as follows : ( provide article numbers, if available ) Articles wholly amended and restated (new articles attached) to reclassify stock and add Board powers . (attach additional page(s) if necessary) . Information Being hanged: (Domestic corporatio ns o nly) - X - � � � ;,_, _ · † ? .., . - .. · _ - - _ Director . Signature: Required) Signature of Officer or Author iz ed Signer Title X Signature of Officer or Authorized Signer Title * If any proposed amendment would alter or c h ange any preference or any re l ative or other right given to any c lass or series of outstanding shares , then the amendment must be approved by t he vote , i n addition to the affirmat i ve vote otherwise required , of the holders of shares representing a majo r ity of the voting power of each class or series affected by the amendment regardless to lim i tations or r es tr ic ti ons on the voting power the re of. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees . Page 2 of 2 Revised : 9/1/2023

I 08 : 43 : 50 a . m . 06 - 27 - 2 025 I 6 I To : NV SOS New Fax Fax : +17756847141 Page : 6 of 11 06/2712025 8:44 AM AMENDED AND RESTATED ARTlCLES OF TNCORPORA TION of YAN CHUANG GROUP INC. YAN CHUANG GROUP INC . , a corporation incorporated under the laws of the State of Nevada on June 4 , 2025 , hereby amends and restate s its Articles of Incorporation (the " Amended and Restated Articles of Incorporation") , to embody in one document it s origina l articles and the subsequent amendments thereto . The Amended and Restated Articles of Incorporation were approved and adopted by the board of directors (the " Board") of YAN CHUANG INC . on June 5 , 2025 . Upon the recommendation of the Board , the stockholders of YAN CHUANG GROUP INC . , holding a majority of the voting power approved and adopted the s e Amended and Restated Article s of Incorporation . As a result , these Amended and Re s tated Articles of Incorpor a tion were authorized and adopted in accordance with the Nevada Revised Statutes . The undersigned officer of YAN CHUANG GROUP INC. hereby certifies as follows : FIRST : The name of the corporation is YAN CHUANG GROUP INC . ( the " Corporation") . The original Article s of Incorporation of the Corporation were filed with the Secretary of State of the State of Nevada on the 4 th Day of June , 2025 . SECOND : These Amended and Restated Articl es oflncorporation are being filed w i th the Nevada Secretary of State in accordance with Sections 7 8 . 390 and 78 . 403 of the Nevada Revised Statutes (the "Revised St a tutes " ) . THIRD : The Corporation's Articles of Incorporation, including all amendments thereto , are amended and restated to read as follows : NAME OF CORPORATION The name of the corporation is YAN CHUANG GROUP INC. (the "Corporation " ) . REGISTERED AGENT The name of the registered agent of the Corporation in the State of Nevada is EASTBIZ.COM, INC .. The address of the registered agent of the Corporation in the State of Nevada is EASTBTZ . COM , INC. 5348 VEGAS DRTV E , LAS V E GAS , NV , 89108. The Board of the Corporation is duly authorized to change the registered agent at it s discretion subject to the requirements of Nevada law. Either the principal office or the resident agent may be changed at any time by the Board in the manner provided by law. DURATION The Corporation shall have perpetual exi s tence until otherwi s e di ss olved by legal action of the Board made pursuant to Nevada law , Federal law , and all other applicable law s .

[ 08 43 50 a rn . 06 - 2 7 - 2025 [ 7 [ From: Alyssa . Lozano ... J. Fax: +17023873 8 _ 27 To : NV SOS New Fax Fax: +17756847141 Page: 7 of 11 0 612712025 8:44 AM PURPOSE The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be incorporated and organized under Chapter 78 of the Nevada Revised Statutes ("NRS"), and to do all other things incidental thereto which are not forbidden by law or by these Amended and Restated Articles of Incorporation . POWERS The Corporation has been formed pursuant to Chapter 78 of the NRS . The powers of the Corporation shall be those powers granted under the NRS, including Sections 78 . 060 and 78 . 070 thereof . In addition, the Corporation shall have the following specific powers : (a) to elect or appoint officers and agents of the Corporation and to fix their compensation ; (b) to act as an agent for any individual, association, partnership, corporation or legal entity ; (c) to receive, acquire , hold , exercise rights arising out of the ownership or possession of , sell, or otherwise dispose of, shares or other interests in, or obligations of , individuals, associations, partnerships, corporations, governments or other legal entities ; ( d) to receive, acquire , hold, pledge, transfer , or otherwise dispose of shares of the Corporation m accordance with Chapter 78 of the NRS ; and (e) to make gifts or contributions for the public welfare or for charitable, scientific or educational purposes . CAPITAL STOCK Authorized Shares . The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred and Ten Mil 1 ion ( 110 , 000 , 000 ) shares of capital stock, consisting of : (i) One Hundred Million ( 100 , 000 , 000 ) shares of Common (Class A and Class B) stock with a par value of $ 0 . 001 per share (the "Common Stock") , of which Twenty Million ( 20 , 000 , 000 ) shares are designated as "Class A Common Stock" ("Class A Common Stock") and of which Eighty Million ( 80 , 000 , 000 ) shares are designated as "Class B Common Stock" ("Class B Common Stock"), and (ii) Ten Million ( 10 , 000 ) shares of Preferred stock, with a par value of $ 0 . 001 per share (the "Preferred Stock") . No shares of any Authorized stock have , at the time of the filing of this Amendment, been Issued to any shareholders . This amendment sets forth the powers of the corporation and Board and classifies Common Stock previously Authorized by the Articles of Incorporation as two Ser i es of the Common Class of Stock : Class A Common Stock, and Class B Common Stock . Immediately upon the filing and effectiveness (the "Effective Time") of these Amended and Restated Articles of Incorporation pursuant to the NRS, each share of Common stock, $0.001 per share prior to the Effective Time will be, and hereby is, automatically reclassified as and converted into , and becomes one new (1) validly issued, fully paid and non - assessable new share of the Class B Common Stock, par value of $0 . 001 per share , as authorized by these Amended and Restated Articles oflncorporation and Nevada law, without any action needed .

08 : 43 : 50 a . m . 06 - 27 - 2025 I 8 I To : NV sos New Fax Fax : +17756847141 COMMON STOCK General . The voting , dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein . Voting . The voting rights of the holders of Common Stock islO votes per share of Class A Common stock and I vote per share of Class B Common stock . Liquidation, Dissolution or Winding Up . ln the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Class A Common Stock Class B Common Stock subject to the superseding distribution rights of holders of Preferred Stock . The distributions of any such assets resulting from any Liquidation, Dissolution or Winding Up shall be based on the number of shares held by each such holder , pursuant to the tenns of these Amended and Restated Articles ofTncorporation, the Bylaws , and applicable Nevada law, immediately prior to such liquid atio n , dissolution or winding up of the Corporation . Class A Common Stock The Corporation is hereby authorized to issue 20,000,000 shares of Class A Common Stock, each with 10 votes per share. Holders of A - Class Common Stock shall have the following rights: - Voting Rights : Each share of Class A Common Stock shall entitle the holder to 10 votes per share on all matters submitted to a vote of the shareholders. - Dividends: Holders of Class B Common Stock shall be entitled to receive dividends , ifany , declared by the Board of Directors, subject to the rights of holders of Preferred Shares. - Liquidation Rights : Upon liquidation, dissolution , or winding up of the Corpora tion , holders of Class A Common Stock shal l b e entitled to share in any remaining asset s of the Corporation, subjec t to th e right s of holders of Preferred Share s . Class B Common Stock The Corpora t ion is authorized to issue 80 , 000 , 000 shares of Class B Common Stock , each with 1 vote per share . Holders of Class B Common Stock shall have the following rights : - Voting Rights : Each share of Class B Common Stock shall entit le the holder to l vote per share on all matters su bmitted to a vote of the shareho lders . - Dividends : Holders of Class B Common Stock sha ll be entitled to receive dividends , if any, declared by the Board of Directors , subject to the rights of holders of Preference Shares . - Liquidation Rights : Upon liquidation , dissolution , or winding up of the Corporation, holders of Class B Common Stock shall be entitled to share in any remaining asset s of the Corporation , subject to the rights of holders of Preference Shares . Page : 8 of 11 0612712025 8:44 AM

08 · 43 : S0 a . m . 06 - 27 - 2025 I 9 I From: Alyssa . Lozan _ o 3 . Fax: +17023873827 To : NV sos New Fax Fax : +17756847141 PREFERRED STOCK The Corporation is authorized to issue Ten Million ( 10 , 000 , 000 ) shares of Preferred Stock, which may be issued in one or more series as determined by the Board of Directors . The Board of Directors is authorized to establish and designate series of Preferred Stock and to fix the number of shares and the relative rights , preferences, privileges, and restrictions granted to or imposed upon each series, including but not limited to the following : - Dividend Rights : Holders of Preferred Stock may receive cumulative or non - cumulative dividends, as detennined by the Board of Directors . - Liquidation Rights : Holders of Preferred Stock shall have preference over Common Stock in the distribution of assets upon liquidation, dissolution , or winding up of the Corporation . - Voting Rights : Preferred Stock shall have no voting rights unless expressly provided by the Board of Directors or required by law . BOARD OF DIRECTORS The governing board of the Corporation shall be known as the "board of directors." The board of directors must have at least one director or as otherwise specified in its bylaws or director's resolutions. The governing board of the Corporation is specifically granted by these Amended Articles of Incorporation all powers permitted to be vested in the governing board of a corporation by the applicable provisions of the laws of the state of Nevada now or hereafter existing. The first board of directors shall consist of one person . The name and address of the person who is to serve as the initial director until the first annual meeting of the stockholders and until such person's successor is elected and shall qualify is as follow s : NAME John Ng Page: 9 of 11 06127/2025 8:44 AM ADDRESS 4711 Yonge St. , I 0th F loor , Toronto , ON, Canada, M2N 6K8 The number of directors of the Corporation shall be as determined from time to time pursuant to the provisions of the Corporation's Bylaws , except that at no time shall there be less than one director. Unless and except to the extent that the Bylaws of the Corporation, as amended , shall so require, the election of the Directors of the Corporation need not be by written ballot. Shares of any class of stock may be issued , without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors . The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limit s set forth in the Nevada Revised Statutes, to:

08 : 43 : S0am 06 - 27 - 2025 I 10 I From: Al y ss _ aLozano . . .. 3 . Fax: +17023873827 ... To : NV SOS New Fax Fax: +17756847141 Page : 10 of 11 06127/2025 8:44 AM (a) designate in whole or in part , the powers, preferences, limitations, and relative rights , of any class of shares before the is s uance of any shares of that class; (b) create one or more seties within a class of shares, fix the number of shares of each such series, and designate , in whole or part, the power s, preferences, limitation s, and relative rights of the series , all before the issuance of any shares of that series; (c) alter or revoke the powers , preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares ; or (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors , either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series. AMENDMENT OF ARTICLES The provisions of these Amended and Restated Articles offncorporation may be amended, altered or repealed by the Board at their discretion in any manner allowed by the laws of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors , officers and stockholders are granted subject to this reservation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by stat ute , and all rights conferred upon stockholders herein are granted subject to this reservation. The Corporation and the Board of Directors reserves the right to amend, alter, change , or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada; and all rights conferred herein on stockholders are granted subject to this reservation. Policies and Procedures . The Corporation may , from time to time, establish such policie s and procedures, not in violation of applicable law or the other provisions of the Articles of Incorporation, relating to the conversion of classes of stock, as may be applicable, into other classes or series of stock, as the Board may deem necessary or advisable . Severability of Provisions. Whenever possible , each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law , but if any provision hereof is held to be prohibited by or invalid under applicable law , such provision shall be ineffective

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From: Alyssa Lozano Fax: +17023873827 To: NV SOS New Fax Fax: +17756847141 Page: 11 of 11 06/27/2025 8:44 AM

only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

ADOPTION AND AMENDMENT OF BYLAWS

The initial Bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with these articles of incorporation and the laws of the state of Nevada now or hereafter existing.

The undersigned, being the sole incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation, declaring and certifying that the facts contained herein are true.

DATED this 5th day of June, 2025.

By: ____________________________

Duly Authorized Officer

STATE OF __________)

: ss

COUNTY OF ___________)